Exhibit 24


KPMG PEAT MARWICK
Certified Public Accountants
Orange County Office
Center Tower
650 Town Center Drive
Costa Mesa, CA 92626



The Board of Directors
Beckman Instruments, Inc.:


We consent to incorporation by reference in the registration statements (nos. 33-31573, 33-31862, 33-41519, 33-51506, 33-55778,
33-66990 and 33-66988) on Form S-8 of Beckman Instruments, Inc. of our reports dated January 20, 1994, relating to the consolidated balance sheets of Beckman Instruments, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations and cash flows and related supplementary financial schedules for each of the years in the three-year period ended December 31, 1993, which reports appear in the December 31, 1993 annual report on Form 10-K of Beckman Instruments, Inc.

Our reports refer to the adoption of the Financial Accounting
Standards Board's Statement of Financial Accounting Standards No.
109, Accounting for Income Taxes, and Statement of Financial
Accounting Standards No. 106, Employers' Accounting for
Postretirement Benefits Other Than Pensions, in 1993.




KPMG PEAT MARWICK


Orange County, California
February 8, 1994